Exhibit 5.12
Allstate Life Insurance Company of New York
2775 Sanders Road, Suite A2E, Northbrook, IL 60062
Phone 847-402-9365
Email afontana@allstate.com

Angela K. Fontana
Director, Senior Vice President,
General Counsel and Secretary

Law & Regulation

March 30, 2021

To:    Allstate Life Insurance Company of New York
    Hauppauge, NY 11788

From:    Angela K. Fontana
    Director, Senior Vice President,
    General Counsel and Secretary

Re:    Form S-1 Registration Statement under the Securities Act of 1933
    File No. 333-
    AIM Lifetime Plus Variable Annuity
    AIM Lifetime Plus II Variable Annuity
    Allstate Provider Variable Annuity
    Custom Portfolio Variable Annuity
    SelectDirections Variable Annuity (together the "Contracts")

With reference to the Form S-1 Registration Statement filed by Allstate Life Insurance Company of New York (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 30, 2021:

1)The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business and to issue the Certificates by the Superintendent of the New York State Department of Financial Services.

2)The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectuses constituting part of the Registration Statement.

Sincerely,

/s/ Angela K. Fontana________
Angela K. Fontana
Director, Senior Vice President,

General Counsel and Secretary